                                                               Exhibit (a)(5)(J)

DISTRICT COURT, ARAPAHOE COUNTY, COLORADO
Case No. 00CV1230, Division 3

--------------------------------------------------------------------------------

ORDER RE: UNOPPOSED MOTION FOR ENLARGEMENT OF TIME

--------------------------------------------------------------------------------

SUSAN CODY, On Behalf of Herself and All Others Similarly Situated,

Plaintiff,

vs.

VERIO INC., HERBERT H. HRIBAR, TOM MARINKOVICH, TRYGVE E. MYHREN, PAUL J. SALEM, JAMES C. ALLEN, STEVEN C. HALSTEDT, GEORGE J. STILL, JR., ARTHUR L. CAHOON, JUSTIN L. JASCHKE and YUKI ITO,

Defendants.
--------------------------------------------------------------------------------

     THIS MATTER having come before the Court upon plaintiff's Unopposed Motion for Enlargement of Time, and the Court being fully advised in the premises;

     IT IS HEREBY ORDERED that said Motion is GRANTED and that plaintiff shall not be required to respond to defendant Verio Inc.'s motion to dismiss filed June 21, 2000, and shall have until August 7, 2000 to file an amended complaint. Defendant Verio Inc. shall respond to the amended complaint on or before 30 days after the amended complaint is filed.


     DATED this 10th day of July, 2000.

                                     BY THE COURT:

                                     JUDGE LEVI
                                     ---------------------------
                                     DISTRICT COURT JUDGE
                                     ARAPAHOE COUNTY

                                        The moving party is hereby Ordered
                                        to provide a copy of this Order to
                                        all parties of record within five (5)
                                        days from receipt of this order.

                                                  Thomas C. Levi
                                                  Judge